As filed with the Securities and Exchange Commission on October 27, 2017

No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

Vanguard Natural Resources, Inc.

(Exact name of registrant as specified in its charter)

Delaware	80-0411494
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

5847 San Felipe, Suite 3000

Houston, Texas 77057

(832) 327-2255

(Address of Principal Executive Offices)(Zip Code)

Vanguard Natural Resources, Inc. 2017 Management Incentive Plan

(Full title of the plan)

Scott W. Smith

5847 San Felipe, Suite 3000

Houston, Texas 77057

(Name and address of agent for service)

832-327-2259

(Telephone number, including area code, of agent for service)

Copies of all communications, including communications sent to agent for service, should be sent to:

Stuart Morrissy

Scott Golenbock

Milbank, Tweed, Hadley & McCloy

28 Liberty Street

New York, NY 100005

(212) 530-5181

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐

Non-accelerated filer	☐ (Do not check if smaller reporting company)	Smaller Reporting Company	☒

		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

CALCULATION OF REGISTRATION FEE

Title of Securities to be Registered	Amount to be Registered (2)	Proposed Maximum Offering Price Per Share (4)	Proposed Maximum Aggregate Offering Price (4)	Amount of Registration Fee
Common Stock, par value $0.001 per share (1)	2,233,333 (3)	$20.00	$44,666,660	$5,561.00

(1)	Represents shares of common stock, par value $0.001 per share (the “Common Stock”) of Vanguard Natural Resources, Inc. (the “Registrant”) reserved for issuance under the Vanguard Natural Resources, Inc. 2017 Management Incentive Plan (the “Plan”).
(2)	Pursuant to Rule 416(a) under the Securities Act of 1933, as amended (the “Securities Act”), this registration statement also covers an indeterminate amount of interests to be offered or sold pursuant to the employee benefit plan described herein by reason of any stock dividend, stock split, recapitalization or other similar transaction effected without receipt of consideration that increases the number of outstanding shares of the Registrant’s Common Stock.
(3)	Represents 2,233,333 shares of Common Stock reserved for issuance under the Plan.
(4)	Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(h) under the Securities Act and based on the value attributed to the Common Stock in connection with Vanguard Natural Resources, Inc.’s emergence from bankruptcy pursuant to the Modified Second Amended Joint Plan of Reorganization of Vanguard Natural Resources, LLC, et al.

INTRODUCTION

On February 1, 2017, our Predecessor (as defined below) and certain of its subsidiaries (the “Debtors”) filed voluntary petitions for relief (the cases commenced thereby, the “Chapter 11 Cases”) under chapter 11 of title 11 of the United States Code, as amended (the “Bankruptcy Code”) in the United States Bankruptcy Court for the Southern District of Texas (the “Bankruptcy Court”).

On July 18, 2017, the Bankruptcy Court entered the Order Confirming Debtors’ Modified Second Amended Joint Plan of Reorganization Under Chapter 11 of the Bankruptcy Code (the “Confirmation Order”), which approved and confirmed the Debtors’ Modified Second Amended Joint Plan of Reorganization Under Chapter 11 of the Bankruptcy Code (the “Plan of Reorganization”).

On August 1, 2017 (the “Effective Date”), the Debtors substantially consummated the Plan of Reorganization and emerged from their Chapter 11 Cases. As part of the transactions undertaken pursuant to the Plan of Reorganization, (i) our Predecessor’s (as defined below) equity was canceled, (ii) our Predecessor transferred all of its membership interests in VNG (as defined below) to us, and (iii) we became a successor issuer to our Predecessor for purposes of and pursuant to Rule 15d-5 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). VNG directly or indirectly owned all of the other subsidiaries of our Predecessor. As a result of the foregoing and certain other transactions, we are no longer a subsidiary of our Predecessor and now own all of the former subsidiaries of our Predecessor. Following the end of the current fiscal year, we expect that our Predecessor will be dissolved. On August 9, 2017, following the issuance of certain warrants in connection with the Plan of Reorganization, the warrants were deemed to be registered under Section 12(g) under the Exchange Act pursuant to Rule 12g-3(a) thereof.

Prior to the consummation of the transactions undertaken pursuant to the Plan of Reorganization, we (as VNR Finance Corp.) were the co-issuer of our Predecessor’s secured notes, which were exchanged pursuant to the Plan of Reorganization, and our senior unsecured notes, which were cancelled pursuant to the Plan of Reorganization. Other than the notes, however, we did not have any independent assets or operations. Accordingly, we are a new holding company for our Predecessor’s business, assets and operations going forward.

Additional information, including our Predecessor’s financial statements and the notes thereto, is incorporated in this prospectus by reference to our Predecessor’s and our reports filed with the SEC. Please read “Where You Can Find More Information.”

You are urged to read this prospectus carefully, including “Risk Factors,” “Cautionary Statement Regarding Forward-Looking Statements,” and the documents incorporated by reference in their entirety before investing in our securities.

Unless the context requires otherwise or unless otherwise noted, all references in this prospectus to:

•	“the Company” refer to Vanguard Natural Resources, Inc., a Delaware corporation (formerly known as VNR Finance Corp.) and its subsidiaries;
•	our “Predecessor” refer to Vanguard Natural Resources, LLC, a Delaware limited liability company;
•	“we,” “our,” “us,” “Vanguard” or like terms refer, after the consummation of the Plan of Reorganization, to the Company and, prior to the consummation of the Plan of Reorganization, to our Predecessor and the entirety of its business, assets and operations that were contributed to us in connection with the consummation of the Plan of Reorganization; and
•	“VNG” refers to Vanguard Natural Gas, LLC, a Kentucky limited liability company and our wholly owned subsidiary, through which we hold the assets of our Predecessor.

This Registration Statement on Form S-8 (“Registration Statement”) is being filed by the Registrant, for the purpose of registering 2,233,333 shares of its common stock, par value $0.001 per share (the “Common Stock”), for issuance under the terms of the Vanguard Natural Resources, Inc. 2017 Management Incentive Plan (the “Plan”). The shares of Common Stock being registered pursuant to this Registration Statement have been reserved and authorized for issuance from the Company’s authorized and unissued capital stock.

PART I

INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

The Company will send or give to all participants in the Plan document(s) containing the information required by Part I of Form S-8, as specified in Rule 428(b)(1) promulgated by the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Securities Act”). Pursuant to Rule 428, the Registrant has not filed such document(s) with the Commission, but such documents (along with the documents incorporated by reference into this Registration Statement pursuant to Item 3 of Part II hereof) shall constitute a prospectus that meets the requirements of Section 10(a) of the Securities Act.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.	Incorporation of Documents by Reference.

Except to the extent that information is deemed furnished and not filed pursuant to securities laws and regulations, the Registrant hereby incorporates by reference into this Registration Statement the following documents, which have been filed by the Registrant with the Commission:

•	our Predecessor’s Annual Report on Form 10-K for the fiscal year ended December 31, 2016, filed with the SEC on March 15, 2017 and the Form 10-K/A, filed with the SEC on April 25, 2017;
•	our Predecessor’s Quarterly Report on Form 10-Q for the quarterly period ended March 31, 2017, filed with the SEC on May 8, 2017;
•	our Predecessor’s Current Reports on Form 8-K and Form 8-K/A filed with the SEC on the following dates: October 9, 2015 (Film No. 151152943), October 9, 2015 (Film No. 151152895), January 5, 2017, February 2, 2017, February 3, 2017, March 2, 2017, March 24, 2017, May 24, 2017, June 8, 2017 and July 19, 2017 (in each case, excluding any information furnished and not filed pursuant to Item 2.02 or 7.01 or corresponding information furnished under Item 9.01 or included as an exhibit);
•	our Quarterly Report on Form 10-Q for the quarterly period ended June 30, 2017, filed with the SEC on August 9, 2017; and
•	our Current Report on Form 8-K15D5 filed on August 2, 2017, which includes the description of our Common Stock; our Current Report on Form 8-K12G3 filed on August 15, 2017; and our Current Reports on Form 8-K and Form 8-K/A filed with the SEC on August 25, 2017, September 29, 2017, October 13, 2017 (Film No. 171136738), October 13, 2017 (Film No. 171136758) and October 18, 2017 (in each case, excluding any information furnished and not filed pursuant to Item 2.02 or 7.01 or corresponding information furnished under Item 9.01 or included as an exhibit).

Except to the extent that information is deemed furnished and not filed pursuant to securities laws and regulations, all documents filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and all reports on Form 8-K subsequent to the date hereof and prior to the filing of a post-effective amendment that indicates that all securities offered have been sold or that deregisters all securities then remaining unsold, shall also be deemed to be incorporated by reference herein and to be a part hereof from the dates of filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 4.	Description of Securities.

Authorized Capitalization

Our Certificate of Incorporation provides that we are authorized to issue 60,000,000 shares of capital stock, divided into two classes consisting of (a) 50,000,000 shares of Common Stock and (b) 10,000,000 shares of preferred stock, par value $0.001 per share.

Common Stock

Dividends

Subject to the rights granted to any holders of preferred stock, our Certificate of Incorporation provides that holders of the shares of Common Stock will be entitled to dividends in the amounts and at the times declared by the Board in its discretion out of any assets or our funds legally available for the payment of dividends. At this time, any future dividend payment will be restricted by the terms of the agreement governing our revolving credit facility.

Voting Rights

Each holder of Common Stock is entitled to one vote for each share on all matters submitted to a vote of the stockholders, including the election or removal of directors. Until public listing of the Common Stock on a national exchange or the consummation of an initial public offering, any action to be taken by the affirmative vote of the stockholders at any annual or special meeting of the stockholders may be taken without a meeting, without prior notice and without a vote, if a consent or consents in writing, setting forth the action taken is signed by the holders of outstanding stock of the Corporation having not less than the minimum number of votes that would be necessary to take such action at a meeting of stockholders at which all shares entitled to vote thereon were present and voted. After the date in which a public listing of the Common Stock on a national exchange or the consummation of an initial public offering is completed, any action to be taken by the affirmative vote of the stockholders at any annual or special meeting of the stockholders may be taken without prior notice and without a vote, if a consent or consents in writing, setting forth the action taken is signed by all of the holders of outstanding stock entitled to vote thereon.

Our Certificate of Incorporation provides that the Whole Board (as defined in the Certificate of Incorporation) will initially be comprised of six directors and our Bylaws provide that, subject to the rights, if any, of the holders of shares of any class or series of preferred stock then outstanding to remove directors as set forth in the instrument of designation of such preferred stock applicable thereto, any director or the entire Board may be removed from office, with or without cause, upon the affirmative vote of the holders of at least a majority of the total voting power of all the shares entitled to vote generally in the election of our directors, voting together as a single class.  The number of directors that comprise the Whole Board may be changed from time to time by a resolution adopted by a majority of the Board. The Board is currently comprised of seven directors.

Our Bylaws provide that all elections of our directors will be determined by a plurality of the votes cast, and except as otherwise required by law or the rules of any stock exchange upon which our securities are listed or as otherwise provided in the Bylaws or the Certificate of Incorporation, all other matters will be determined by a majority of the votes cast affirmatively or negatively, on such matter.

Other Rights

The shares of Common Stock are not convertible, redeemable, assessable or entitled to the benefits of any sinking or repurchase fund. The rights, preferences and privileges of holders of the shares of Common Stock will be subject to those of the holders of any shares of preferred stock that we may issue in the future. Upon liquidation, dissolution or winding up of the affairs of the Company, the holders of the shares of Common Stock will share equally, on a per share basis, in the assets thereof that may be available for distribution after satisfaction of creditors and of the preferences of shares of preferred stock.

Under the terms of our Certificate of Incorporation and our Bylaws, we are prohibited from issuing any non-voting equity securities to the extent required under Section 1123(a)(6) of the Bankruptcy Code and only for so long as Section 1123 of the Bankruptcy Code is in effect and applicable to us.

Limitation on Voting

Notwithstanding anything contained in the Certificate of Incorporation to the contrary, J.P. Morgan Securities LLC (“JPMS”) and its affiliates, collectively, shall not be entitled to vote, directly or indirectly, equity securities of the Company representing, in aggregate, greater than 4.99% of the total combined voting power of any class of equity securities of the Company entitled to vote on any matter (any equity securities held by JPMS and its affiliates, collectively, in excess of such 4.99% limitation, the “Excess Voting Stock”). For the avoidance of doubt, if JPMS or any of its affiliates shall transfer any Excess Voting Stock to any other person that is not an affiliate of JPMS, the limitation set forth above shall no longer apply to such Excess Voting Stock. Excess Voting Stock may only be transferred by JPMS or any of its affiliates: (i) among or between JPMS and its affiliates; (ii) in a widespread public distribution; (iii) in transfers in which no transferee (or group of associated transferees) would receive from JPMS and its affiliates in such sale or transfer two percent (2%) or more of any class of voting securities of the Company; (iv) to an underwriter for the purpose of conducting a widespread public distribution of the voting securities of the Company; (v) to the Company; or (vi) to a transferee that would control more than fifty percent (50%) of the voting securities of the Company without any transfer of Excess Voting Stock from JPMS or its affiliates.

Directors

The Board shall consist of not less than one nor more than fifteen directors, and is currently comprised of seven directors. The number of directors may be changed from time to time by a resolution adopted by a majority of the Board.  Each director to be elected by stockholders shall be determined by a plurality of the votes cast. There is no cumulative voting in the election of directors. Directors may be removed, with or without cause, by an affirmative vote of the holders of a majority of the total voting power of all the shares entitled to vote generally in the election of our directors, voting together as a single class, as described in “—Common Stock—Voting Rights.”

All directors will be in one class and serve for a term ending at the annual meeting following the annual meeting at which the director was elected. Our current class of directors will be subject to reelection at our 2018 annual meeting.

Limitation of Liability of Directors

The Certificate of Incorporation provides that no director shall be personally liable to the Company or its stockholders for monetary damages for breach of fiduciary duty as a director to the fullest extent permitted by the Delaware General Corporation Law (“DGCL”). The effect of this provision is to eliminate our and our stockholders’ rights, through stockholders’ derivative suits on our behalf, to recover monetary damages against a director for a breach of fiduciary duty as a director.

We may purchase insurance on behalf of any officer, director, employee or other agent for any liability arising out of that person’s actions as our officer, director, employee or agent, regardless of whether Delaware law would permit indemnification.

Section 102 of the DGCL allows a corporation to eliminate the personal liability of directors of a corporation to the corporation or its stockholders for monetary damages for a breach of fiduciary duty as a director, except where the director breached his duty of loyalty, failed to act in good faith, engaged in intentional misconduct or knowingly violated a law, authorized the payment of a dividend or approved a stock repurchase in violation of the DGCL or obtained an improper personal benefit.

Section 145 of the DGCL provides, among other things, that a corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding (other than an action by or in the right of the corporation) by reason of the fact that the person is or was a director, officer, agent or employee of the corporation or is or was serving at the corporation’s request as a director, officer, agent, or employee of another corporation, partnership, joint venture, trust or other enterprise, against expenses, including attorneys’ fees, judgments, fines and amounts paid in settlement actually and reasonably incurred by the person in connection with such action, suit or proceeding. The power to indemnify applies (a) if such person is successful on the merits or otherwise in defense of any action, suit or proceeding, or (b) if such person acted in good faith and in a manner he or she reasonably believed to be in the best interest, or not opposed to the best interest, of the corporation, and with respect to any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful. The power to indemnify applies to actions brought by or in the right of the corporation as well, but only to the extent of defense expenses (including attorneys’ fees but excluding amounts paid in settlement) actually and reasonably incurred and not to any satisfaction of judgment or settlement of the claim itself, and with the further limitation that in such actions no indemnification shall be made in the event of any adjudication of negligence or misconduct in the performance of his or her duties to the corporation, unless the court believes that in the light of all the circumstances indemnification should apply.

Section 174 of the DGCL provides, among other things, that a director, who willfully or negligently approves of an unlawful payment of dividends or an unlawful stock purchase or redemption, may be held liable for such actions. A director who was either absent when the unlawful actions were approved or dissented at the time may avoid liability by causing his or her dissent to such actions to be entered in the books containing the minutes of the meetings of the Board at the time such action occurred or immediately after such absent director receives notice of the unlawful acts.

Anti-Takeover Provisions of the Certificate of Incorporation, the Bylaws and the DGCL

Our Certificate of Incorporation, our Bylaws and the DGCL contain provisions that may have some anti-takeover effects and may delay, defer or prevent a takeover attempt or a removal of the incumbent officers or directors that a stockholder might consider in his, her or its best interest, including those attempts that might result in a premium over the market price for shares held by the stockholders.

Preferred Stock

The Board is empowered, without further vote or action by the stockholders (except as may otherwise be provided by the terms of any class or series of then-outstanding preferred stock), to (i) authorize the issuance of preferred stock in one or more classes or series, (ii) establish from time to time the number of shares to be included in each such series, which the Board may thereafter increase or decrease (but not below the number of shares thereof then-outstanding), and (iii) fix the designations, powers, preferences, rights, qualifications, limitations and restrictions thereof.

The issuance of preferred stock may have the effect of delaying, deferring or preventing a change in control of the Company without further action by the stockholders and may adversely affect the voting and other rights of the holders of the shares of Common Stock.

Calling of Special Meeting of Stockholders

Stockholders are only permitted to call a special meeting upon a written request of holders of record of at least the majority of the total voting power of all of our outstanding shares entitled to vote generally in the election of directors.

Amendment of the Bylaws

Under the DGCL, the power to adopt, amend or repeal bylaws is conferred upon the stockholders. A corporation may, however, in its certificate of incorporation also confer upon the board of directors the power to adopt, amend or repeal its bylaws. Our Certificate of Incorporation and our Bylaws grant to the Board the power to adopt, amend, restate or repeal the Bylaws, provided that until the earlier of a public listing of the Common Stock on a national exchange or the consummation of an initial public offering, no provision inconsistent with the terms of the vacancies of our Board or newly created directorships may be altered, amended or repealed, unless such repeal or amendment shall have been approved by 66 2/3% of the total voting power of our shares entitled to vote generally in the election of directors.

Other Limitations on Stockholder Actions

Advance notice is required for stockholders to nominate directors or to submit proposals for consideration at meetings of stockholders.

Newly Created Directorships and Vacancies on the Board

Under the Bylaws, prior to the date we complete a public listing of the Common Stock on a national exchange or consummate an initial public offering, any vacancy on the Board shall be filled only by the affirmative vote of the holders of a majority in voting power of the stock entitled to vote thereon. From and after the date we complete a public listing or an initial public offering, subject to the rights, if any, of the holders of shares of any class or series of preferred stock then outstanding to designate a director to fill a vacancy as set forth in the instrument of designation of such preferred stock applicable thereto, any vacancy on the Board resulting from any death, resignation, retirement, disqualification, removal from office, or newly created directorship resulting from any increase in the authorized number of directors or otherwise may be filled by the Board, acting by a majority of the remaining directors then in office, even if less than a quorum, or by a sole remaining director. A director elected to fill a vacancy shall hold office for a term expiring at the annual meeting of stockholders and until such director’s successor shall have been duly elected and qualified or until such director’s earlier death, resignation or removal.

No Cumulative Voting

Our stockholders do not have the right to cumulate votes, as discussed in “—Common Stock—Voting.”

Section 203 of the DGCL

Before the Effective Date, the limited liability company agreement of the Company’s predecessor provided that the predecessor was subject to Section 203 of the DGCL. As of the Effective Date, we elected in our Certificate of Incorporation to not be subject to Section 203, which election will become effective 12 months after the Effective Date and would not apply to a “business combination” (as defined below) with a person who became an “interested stockholder” (as defined below) prior to the Effective Date.

In general, Section 203 prohibits a publicly held Delaware corporation from engaging in a “business combination” (as defined below) with an “interested stockholder” (as defined below) for a three-year period following the time that such stockholder becomes an interested stockholder, unless the business combination is approved in a prescribed manner. A “business combination” includes, among other things, a merger, asset or stock sale, or other transaction resulting in a financial benefit to the interested stockholder. An “interested stockholder” is a person who, together with affiliates and associates, owns, or did own within three years prior to the determination of interested stockholder status, 15% or more of the corporation’s outstanding voting stock. Under Section 203, a business combination between a corporation and an interested stockholder is prohibited unless it satisfies one of the following conditions:

•	before the stockholder became interested, the Board approved either the business combination or the transaction that resulted in the stockholder becoming an interested stockholder;

•	upon consummation of the transaction that resulted in the stockholder becoming an interested stockholder, the interested stockholder owned at least 85% of the voting stock of the corporation outstanding at the time the transaction commenced, excluding for purposes of determining the voting stock outstanding, shares owned by persons who are directors and also officers, and employee stock plans, in some instances; or

•	at or after the time the stockholder became interested, the business combination is approved by the board of directors of the corporation and authorized at an annual or special meeting of the stockholders by the affirmative vote of at least two-thirds of the outstanding voting stock that is not owned by the interested stockholder.

Exclusive Forum

Our Certificate of Incorporation provides that, unless we consent in writing to the selection of an alternative forum, the Court of Chancery of the State of Delaware (or, if the Court of Chancery shall not have jurisdiction, another state court located within the state of Delaware, or if no such state court shall have jurisdiction, the federal district court for the District of Delaware) will be, to the fullest extent permitted by law, the exclusive forum for (i) any derivative action or proceeding brought on our behalf, (ii) any action asserting a claim of breach of a fiduciary duty owed by any of our directors, officers or other employees to us or our stockholders, (iii) any action asserting a claim against us, our directors, officers or employees arising pursuant to any provision of the DGCL or our Certificate of Incorporation or our Bylaws, or (iv) any action asserting a claim against us, our directors, officers or employees governed by the internal affairs doctrine. Any person or entity purchasing or otherwise holding any interest in our shares of capital stock will be deemed to have notice of and consented to the foregoing forum selection provisions.

Transfer Agent and Registrar

Our transfer agent and registrar of Common Stock is American Stock Transfer & Trust Company, LLC.

Item 5.	Interests of Named Experts and Counsel.

Not applicable.

Item 6.	Indemnification of Directors and Officers.

Section 145 of the DGCL permits corporations to indemnify directors and officers. The statute generally requires that to obtain indemnification the director or officer must have acted in good faith and in a manner reasonably believed to be in or not opposed to the best interests of the corporation; and, additionally, in criminal proceedings, that the officer or director had no reasonable cause to believe his conduct was unlawful. In any proceeding by or in the right of the corporation, no indemnification may be provided if the director or officer is adjudged liable to the corporation (unless ordered by the court). Indemnification against expenses actually and reasonably incurred by a director or officer is required to the extent that such director or officer is successful on the merits in the defense of the proceeding.

The Certificate of Incorporation provides that the Company will indemnify and hold harmless, to the fullest extent permitted by the DGCL, any person who was or is made or is threatened to be made a party or is otherwise involved in any threatened, pending or completed action, suit, or proceeding, whether civil, criminal, administrative, or investigative, by reason of the fact that he or she is or was one of the Company’s directors or officers or is or was serving at the Company’s request as a director or officer of another corporation, partnership, joint venture, trust or other enterprise. The Certificate of Incorporation further provides for the advancement of expenses to each of its officers and directors.

The Certificate of Incorporation provides that, to the fullest extent permitted by the DGCL, the Company’s directors shall not be personally liable to the Company or its stockholders for monetary damages for breach of fiduciary duty as a director. Under Section 102(b)(7) of the DGCL, the personal liability of a director to the corporation or its stockholders for monetary damages for breach of fiduciary duty can be limited or eliminated except (1) for any breach of the director’s duty of loyalty to the corporation or its stockholders; (2) for any act or omission not in good faith or which involves intentional misconduct or a knowing violation of law; (3) under Section 174 of the DGCL (relating to unlawful payment of dividend or unlawful stock purchase or redemption); or (4) for any transaction from which the director derived an improper personal benefit.

The Company also maintains a general liability insurance policy which covers certain liabilities of directors and officers of the Company arising out of claims based on acts or omissions in their capacities as directors or officers, whether or not the Company would have the power to indemnify such person against such liability under the DGCL or the provisions of the Certificate of Incorporation.

The Company has also entered into indemnity agreements with each of its directors and executive officers. The indemnity agreements require the Company to (a) indemnify these individuals to the fullest extent permitted under applicable law against liabilities that may arise by reason of their service to the Company and (b) advance expenses reasonably incurred as a result of any proceeding against them as to which they could be indemnified. Each indemnity agreement is in substantially the forms included herein as Exhibits 10.3 and 10.4 to this Registration Statement. The description of the indemnity agreements is qualified in its entirety by reference to the full text of the forms of indemnity agreement, which are incorporated by reference herein.

The Plan provides that the committee of the Board that administers the Plan, or its designee, as applicable, will not be liable for any action or determination made in good faith with respect to the Plan or any award issued under the Plan. The Plan also provides that the Company will indemnify and defend the committee (or its designee, as applicable) to the fullest extent permitted by law for all actions taken on behalf of the committee (or its designee) with respect to the Plan.

Item 7.	Exemption from Registration Claimed.

Not applicable.

Item 8.	Exhibits.

Unless otherwise indicated below as being incorporated by reference to another filing of the Company with the Commission, each of the following exhibits is filed herewith:

Exhibit Number	Description

3.1	Amended and Restated Certificate of Incorporation of Vanguard Natural Resources, Inc. (incorporated by reference to the Company’s Current Report on Form 8-K, filed on August 2, 2017)

3.2	Certificate of Amendment of Amended and Restated Certificate of Incorporation of Vanguard Natural Resources Inc. (incorporated by reference to the Company’s Current Report on Form 8-K, filed on September 29, 2017)

3.3	Amended and Restated Bylaws of Vanguard Natural Resources, Inc. (incorporated by reference to the Company’s Current Report on Form 8-K, filed on August 2, 2017)

5.1	Opinion of Milbank, Tweed, Hadley & McCloy LLP as to the legality of the securities being registered

10.1	Vanguard Natural Resources, Inc. 2017 Management Incentive Plan (incorporated by reference to the Company’s Current Report on Form 8-K, filed on August 25, 2017)

10.2	Form of Indemnification Agreement (Directors and EVP and Chief Financial Officer)

10.3	Form of Indemnification Agreement (executive officers)

23.1	Consent of Milbank, Tweed, Hadley & McCloy (contained in Exhibit 5.1)

23.2	Consent of BDO USA, LLP

23.3	Consent of DeGolyer and MacNaughton

23.4	Consent of PricewaterhouseCoopers LLP

23.5	Consent of KPMG LLP

24.1	Powers of Attorney (included on the signature page of this Registration Statement)

Item 9.	Undertakings.

(a)	The undersigned Registrant hereby undertakes:

(1)	To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

(i)	To include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii)	To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of a prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective Registration Statement; and

(iii)	To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference into this Registration Statement.

(2)	That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b)	The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c)	Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless, in the opinion of its counsel, the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Houston, state of Texas on October 27, 2017.

VANGUARD NATURAL RESOURCES, INC.

By:	/s/ Scott W. Smith
Name: Scott W. Smith
Title: President and Chief Executive Officer

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints Scott W. Smith and R. Scott Sloan, and each of them, any of whom may act without joinder of the others as his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution for him or her in any and all capacities, to sign any or all amendments or post-effective amendments to this Registration Statement, or any Registration Statement for the same offering that is to be effective upon filing pursuant to Rule 462(b) under the Securities Act of 1933, as amended, and to file the same, with exhibits hereto and other documents in connection therewith or in connection with the registration of the securities under the Securities Act of 1933, as amended, with the Securities and Exchange Commission, granting unto such attorney-in-fact and agent, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary in connection with such matters and hereby ratifying and confirming all that such attorney-in-fact and agent may do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities indicated and on the dates indicated.

Signature	Title	Date

/s/ Scott W. Smith Scott W. Smith	President, Chief Executive Officer and Director (Principal Executive Officer)	October 27, 2017
/s/ R. Scott Sloan R. Scott Sloan	Executive Vice President, Chief Financial Officer and Director (Principal Financial Officer and Principal Accounting Officer)	October 27, 2017
/s/ Randall Albert Randall Albert	Director	October 27, 2017
/s/ Michael Alexander Michael Alexander	Director	October 27, 2017
/s/ Joseph Citarrella Joseph Citarrella	Director	October 27, 2017
/s/ W. Greg Dunlevy W. Greg Dunlevy	Director	October 27, 2017

/s/ Graham Morris Graham Morris	Director	October 27, 2017

EXHIBIT INDEX

Exhibit Number	Description

3.1	Amended and Restated Certificate of Incorporation of Vanguard Natural Resources, Inc. (incorporated by reference to the Company’s Current Report on Form 8-K, filed on August 2, 2017)

3.2	Certificate of Amendment of Amended and Restated Certificate of Incorporation of Vanguard Natural Resources Inc. (incorporated by reference to the Company’s Current Report on Form 8-K, filed on September 29, 2017)

3.3	Amended and Restated Bylaws of Vanguard Natural Resources, Inc. (incorporated by reference to the Company’s Current Report on Form 8-K, filed on August 2, 2017)

5.1	Opinion of Milbank, Tweed, Hadley & McCloy LLP as to the legality of the securities being registered

10.1	Vanguard Natural Resources, Inc. 2017 Management Incentive Plan (incorporated by reference to the Company’s Current Report on Form 8-K, filed on August 25, 2017)

10.2	Form of Indemnification Agreement (Directors and EVP and Chief Financial Officer)

10.3	Form of Indemnification Agreement (executive officers)

23.1	Consent of Milbank, Tweed, Hadley & McCloy (contained in Exhibit 5.1)

23.2	Consent of BDO USA, LLP

23.3	Consent of DeGolyer and MacNaughton

23.4	Consent of PricewaterhouseCoopers LLP

23.5	Consent of KPMG LLP

24.1	Powers of Attorney (included on the signature page of this Registration Statement)